Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA	P : 331-332-5000 W : navistar.com

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS FOURTH QUARTER RESULTS

•	Reports fourth quarter loss of $2.8 billion, including $2 billion non-cash domestic tax valuation allowance, $149 million in additional pre-existing warranty reserve, on revenue of $3.3 billion

•	Manufacturing cash and marketable securities of $1.5 billion exceeds guidance

•	Company makes progress on 12-18 month turnaround plan

LISLE, Ill. (December 19, 2012) – Navistar International Corporation (NYSE: NAV) today announced a fourth quarter 2012 net loss of $2.8 billion, or $40.13 per diluted share, compared to fourth quarter 2011 net income of $255 million, or $3.48 per diluted share. Current quarter results included increased non-cash tax expense of $2 billion, or $28.59 per share, for the increase in deferred tax valuation allowance on U.S. deferred tax assets. Fourth quarter 2012 results also included pre-tax charges of $149 million in additional pre-existing warranty expenses primarily related to EPA 2010 big bore engines, $73 million for cost reduction actions, $16 million in charges for the restructuring of North American manufacturing operations and engineering integration and $14 million in non-conformance penalties (NCPs).

The company reported a pre-tax loss of $566 million in the fourth quarter 2012 versus a $275 million pre-tax profit in the fourth quarter 2011. Revenues in the quarter were $3.3 billion, down 24 percent from the fourth quarter of 2011. The loss was reflective of lower sales, as well as the adjustments to pre-existing warranties and the charges related to the cost-reduction actions.

The company exceeded its fiscal year 2012 guidance with $1.5 billion in manufacturing cash and marketable securities. Contributing factors in the fourth quarter included $363 million improvement in working capital and net proceeds of $192 million from an equity offering.

“We continue to make significant progress on our turnaround and the complexity of this quarter’s results is reflective of the actions necessary during this time of transition,” said Lewis B. Campbell, Navistar chairman and chief executive officer. “The team has delivered numerous successes, including exceeding our cash guidance, launching the ProStar with the ISX 15-liter ahead of schedule and moving forward with several opportunities identified during our ROIC-focused business reviews. Additionally, with the improvement to our manufacturing footprint by closing our Garland, Texas, manufacturing plant and the completion of workforce reductions in North America and South America, we are positioned to exceed our goal of reducing structural costs by $175 million.

“Unfortunately, we saw a spike in warranty spend in late October and early November for the few remaining engine issues and the cost to take the proactive actions to support our customers and fix those items is higher than we anticipated,” Campbell continued. “However, the fact is that customer feedback and positive three- and nine-months-in-service data show today we are delivering the highest quality trucks since the 2010 launch, and quality will continue to be our top priority.”

The net loss for fiscal year 2012 was $3.0 billion, or $43.56 per diluted share, versus net income for fiscal 2011 of $1.7 billion, or $22.64 per diluted share.

SEGMENT REPORTING

Summary Financial Results:

	Quarter Ended October 31		Year Ended October 31
(in millions, except per share data)	2012	2011	2012	2011
Sales and revenues, net	$3,279	$4,323	$12,948	$13,958
Segment Results:
Truck	$(160)	$287	$(320)	$336
Engine	(287)	58	(562)	84
Parts	76	87	240	287
Financial Services	16	27	91	129
Income (loss) before income taxes	$(566)	$275	$(1,182)	$320
Net income (loss) attributable to Navistar International Corporation	(2,769)	255	(3,010)	1,723
Diluted earnings (loss) per share attributable to Navistar International Corporation	(40.13)	3.48	(43.56)	22.64

Truck — For the fourth quarter 2012, the truck segment recorded a loss of $160 million, compared with a year-ago fourth quarter profit of $287 million. For the fiscal year 2012, the truck segment recorded a loss of $320 million compared with fiscal year 2011 profit of $336 million.

The segment’s 2012 loss was primarily driven by decreased military sales and product mix, higher commodity costs and warranty expense related to extended warranty contracts on 2010 emission engines. The realization of certain benefits from manufacturing cost efficiencies partially offset these factors.

Segment results for fiscal year 2012 included charges of $100 million for the integration of engineering operations, restructuring of North American manufacturing operations and the impact of fourth quarter cost reduction initiatives, compared to $173 million in engineering integration and restructuring charges in fiscal year 2011.

Engine — For the fourth quarter 2012, the engine segment recorded a loss of $287 million, compared with a year-ago fourth quarter profit of $58 million. For the fiscal year 2012, the engine segment posted a loss of $562 million compared to the prior year profit of $84 million. The 2012 loss is predominantly due to increased warranty expense for 2010 emission engines and lower sales at our South American operations.

Segment results for fiscal year 2012 included the company’s non conformance penalty charges of $34 million. SG&A and engineering expense were lower by $48 million and $25 million, respectively.

Parts — For the fourth quarter 2012, the parts segment recorded profit of $76 million, compared with a year-ago fourth quarter profit of $87 million. For the fiscal year 2012, the parts segment realized a profit of $240 million compared to the prior year profit of $287 million. The year-over-year decrease was driven by lower military volume partially offset by increased commercial sales and lower SG&A expense.

Financial Services — For the fourth quarter 2012, the financial services segment recorded profit of $16 million, down from fourth quarter 2011 profit of $27 million. For the fiscal year 2012, the financial services segment recorded a profit of $91 million compared to a year-ago profit of $129 million, primarily due to expected lower portfolio balances.

Corporate — For fiscal year 2012, tax expense was $1.8 billion or $25.76 per share. This included the negative impact of the non-cash U.S. valuation allowance of $2.0 billion and a tax benefit of $189 million related to the release of the Canadian valuation allowance. In fiscal 2011, the company realized a $1.5 billion tax valuation release benefit.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses and Navistar RV brands of recreational vehicles. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

	Quarter Ended October 31		Year Ended October 31
	2012	2011	2012	2011
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$3,240	$4,277	$12,780	$13,758
Finance revenues	39	46	168	200

Sales and revenues, net	3,279	4,323	12,948	13,958

Costs and expenses
Costs of products sold	3,152	3,432	11,670	11,262
Restructuring charges	84	12	108	92
Impairment of property and equipment and intangible assets	6	—	44	64
Selling, general and administrative expenses	376	428	1,444	1,434
Engineering and product development costs	131	125	539	532
Interest expense	77	60	259	247
Other expense (income), net	11	(25)	37	(64)

Total costs and expenses	3,837	4,032	14,101	13,567
Equity in loss of non-consolidated affiliates	(8)	(16)	(29)	(71)

Income (loss) before income taxes	(566)	275	(1,182)	320
Income tax benefit (expense)	(2,190)	—	(1,780)	1,458

Net income (loss)	(2,756)	275	(2,962)	1,778
Less: Net income attributable to non-controlling interests	13	20	48	55

Net income (loss) attributable to Navistar International Corporation	$(2,769)	$255	$(3,010)	$1,723

Earnings (loss) per share attributable to Navistar International Corporation:
Basic	$(40.13)	$3.52	$(43.56)	$23.66
Diluted	$(40.13)	$3.48	$(43.56)	$22.64
Weighted average shares outstanding:
Basic	69.0	72.5	69.1	72.8
Diluted	69.0	73.2	69.1	76.1

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	October 31, 2012	October 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$1,087	$539
Restricted cash	—	100
Marketable securities	466	718
Trade and other receivables, net	749	1,219
Finance receivables, net	1,663	2,198
Inventories	1,537	1,714
Deferred taxes, net	74	474
Other current assets	261	273

Total current assets	5,837	7,235
Restricted cash	161	227
Trade and other receivables, net	94	122
Finance receivables, net	486	715
Investments in non-consolidated affiliates	62	60
Property and equipment, net	1,660	1,570
Goodwill	280	319
Intangible assets, net	171	234
Deferred taxes, net	189	1,583
Other noncurrent assets	162	226

Total assets	$9,102	$12,291

LIABILITIES and STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,205	$1,379
Accounts payable	1,686	2,122
Other current liabilities	1,462	1,297

Total current liabilities	4,353	4,798
Long-term debt	3,566	3,477
Postretirement benefits liabilities	3,405	3,210
Deferred taxes, net	42	59
Other noncurrent liabilities	996	719

Total liabilities	12,362	12,263
Redeemable equity securities	5	5
Stockholders’ equity (deficit)
Series D convertible junior preference stock	3	3
Common stock (86.0 and 75.4 shares issued, respectively; and $.10 par value per share and 220.0 shares authorized at both dates)	9	7
Additional paid in capital	2,440	2,253
Accumulated deficit	(3,165)	(155)
Accumulated other comprehensive loss	(2,325)	(1,944)
Common stock held in treasury, at cost (6.8 and 4.9 shares, respectively)	(272)	(191)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,310)	(27)
Stockholders’ equity attributable to non-controlling interests	45	50

Total stockholders’ equity (deficit)	(3,265)	23

Total liabilities and stockholders’ equity (deficit)	$9,102	$12,291

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Year Ended October 31
(in millions)	2012	2011
Net income (loss)	$(2,962)	$1,778
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	277	290
Depreciation of equipment leased to others	46	38
Deferred taxes, including change in valuation allowance	1,778	(1,513)
Impairment of property and equipment and intangible assets	44	75
Amortization of debt issuance costs and discount	46	44
Stock-based compensation	19	36
Provision for doubtful accounts, net of recoveries	14	(6)
Equity in loss of non-consolidated affiliates, net of dividends	36	75
Other non-cash operating activities	20	(15)
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed:
Trade and other receivables	454	(212)
Finance receivables	741	8
Inventories	76	(129)
Accounts payable	(399)	247
Other assets and liabilities	420	164

Net cash provided by operating activities	610	880

Cash flows from investing activities
Purchases of marketable securities	(1,209)	(1,562)
Sales or maturities of marketable securities	1,461	1,430
Net change in restricted cash and cash equivalents	165	(147)
Capital expenditures	(309)	(429)
Purchase of equipment leased to others	(61)	(71)
Proceeds from sales of property and equipment	18	32
Investments in non-consolidated affiliates	(42)	(65)
Proceeds from sales of affiliates	1	3
Business acquisitions, net of cash received	(12)	12
Acquisition of intangibles	(14)	(26)

Net cash used in investing activities	(2)	(823)

Cash flows from financing activities
Proceeds from issuance of securitized debt	1,313	599
Principal payments on securitized debt	(1,976)	(708)
Proceeds from issuance of non-securitized debt	1,517	214
Principal payments on non-securitized debt	(616)	(107)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	(269)	137
Principal payments under financing arrangements and capital lease obligations	(35)	(86)
Debt issuance costs	(57)	(11)
Issuance of common stock	192	—
Purchase of treasury stock	(75)	(125)
Proceeds from exercise of stock options	2	40
Dividends paid by subsidiaries to non-controlling interest	(56)	(53)
Other financing activities	(3)	—

Net cash used in financing activities	(63)	(100)

Effect of exchange rate changes on cash and cash equivalents	3	(3)

Increase (decrease) in cash and cash equivalents	548	(46)
Cash and cash equivalents at beginning of the year	539	585

Cash and cash equivalents at end of the year	$1,087	$539

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income tax benefit (expense). Our results from interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

(in millions)	Truck	Engine	Parts	Financial Services(B)	Corporate and Eliminations	Total
Quarter Ended October 31, 2012
External sales and revenues, net	$2,204	$454	$582	$39	$—	$3,279
Intersegment sales and revenues	9	347	30	21	(407)	—

Total sales and revenues, net	$2,213	$801	$612	$60	$(407)	$3,279

Net income (loss) attributable to NIC(A)	$(160)	$(287)	$76	$16	$(2,414)	$(2,769)
Income tax expense	—	—	—	—	(2,190)	(2,190)

Segment profit (loss)(A)	$(160)	$(287)	$76	$16	$(224)	$(579)

Depreciation and amortization	$29	$31	$2	$8	$7	$77
Interest expense	—	—	—	21	56	77
Equity in income (loss) of non-consolidated affiliates	(1)	(9)	2	—	—	(8)
Capital expenditures(C)	22	32	3	1	1	59

Quarter Ended October 31, 2011
External sales and revenues, net	$3,180	$575	$522	$46	$—	$4,323
Intersegment sales and revenues	30	510	60	16	(616)	—

Total sales and revenues, net	$3,210	$1,085	$582	$62	$(616)	$4,323

Net income (loss) attributable to NIC(A)	$287	$58	$87	$27	$(204)	$255
Income tax benefit (expense)	—	—	—	—	—	—

Segment profit (loss)(A)	$287	$58	$87	$27	$(204)	$255

Depreciation and amortization	$39	$29	$2	$7	$6	$83
Interest expense	—	—	—	25	35	60
Equity in income (loss) of non-consolidated affiliates	(16)	(1)	1	—	—	(16)
Capital expenditures(C)	30	41	8	1	58	138

Year Ended October 31, 2012
External sales and revenues, net	$9,034	$1,755	$1,991	$168	$—	$12,948
Intersegment sales and revenues	35	1,639	128	91	(1,893)	—

Total sales and revenues, net	$9,069	$3,394	$2,119	$259	$(1,893)	$12,948

Net income (loss) attributable to NIC(A)	$(320)	$(562)	$240	$91	$(2,459)	$(3,010)
Income tax expense	—	—	—	—	(1,780)	(1,780)

Segment profit (loss)(A)	$(320)	$(562)	$240	$91	$(679)	$(1,230)

Depreciation and amortization	$140	$118	$10	$33	$22	$323
Interest expense	—	—	—	88	171	259
Equity in income (loss) of non-consolidated affiliates	(28)	(7)	6	—	—	(29)
Capital expenditures(C)	75	148	21	3	62	309

(in millions)	Truck	Engine	Parts	Financial Services(B)	Corporate and Eliminations	Total
Year Ended October 31, 2011
External sales and revenues, net	$9,690	$2,101	$1,967	$200	$—	$13,958
Intersegment sales and revenues	48	1,690	188	91	(2,017)	—

Total sales and revenues, net	$9,738	$3,791	$2,155	$291	$(2,017)	$13,958

Net income (loss) attributable to NIC(A)	$336	$84	$287	$129	$887	$1,723
Income tax benefit	—	—	—	—	1,458	1,458

Segment profit (loss)(A)	$336	$84	$287	$129	$(571)	$265

Depreciation and amortization	$151	$120	$9	$28	$20	$328
Interest expense	—	—	—	109	138	247
Equity in income (loss) of non-consolidated affiliates	(73)	(4)	6	—	—	(71)
Capital expenditures(C)	83	172	19	2	153	429
As of October 31, 2012
Segment assets	$2,118	$1,777	$707	$2,563	$1,937	$9,102
As of October 31, 2011
Segment assets	$2,771	$1,849	$700	$3,580	$3,391	$12,291

(A)	See Note 2, Restructurings and Impairments, of the 2012 Annual Report on Form 10-K for further discussion.
(B)	Total sales and revenues in the Financial Services segment include interest revenues of $59 million and $60 million for the quarters ended October 31, 2012 and 2011, respectively, and $254 million, and $285 million for the years ended October 31, 2012 and 2011, respectively.
(C)	Exclusive of purchases of equipment leased to others.